Exhibit 5.1

July 5, 2016

Denbury Resources Inc.
5320 Legacy Drive
Plano, Texas 75024

Re:    Securities Being Registered under Registration Statement on Form S-8

Ladies and Gentlemen:

This opinion letter is furnished to you in connection with the Registration Statement on Form S-8 (“Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”) by Denbury Resources Inc., a Delaware corporation (the “Company”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to 7,000,000 additional shares of the $0.001 par value common stock (the “Common Stock”) of the Company that may be issued by the Company under the Denbury Resources Inc. Amended and Restated 2004 Omnibus Stock and Incentive Plan (the “2004 Plan”). For the purposes hereof, the 7,000,000 additional shares of Common Stock that may be issued under the 2004 Plan will be referred to collectively as the “Shares.”

As Senior Vice President, General Counsel and Secretary of the Company, I am familiar with the proceedings taken and proposed to be taken by the Company in connection with the registration of the Shares. I have examined (i) the Second Restated Certificate of Incorporation of the Company and the Second Amended and Restated Bylaws of the Company; (ii) minutes and records of the corporate proceedings of the Company with respect to the amendment and restatement of the 2004 Plan, the issuance of the Shares pursuant to the 2004 Plan, the filing of the Registration Statement with the SEC and related matters; (iii) the Registration Statement and exhibits thereto; (iv) the 2004 Plan; and (v) such other documents and instruments as I have deemed necessary for the expression of the opinion contained herein.

In making the foregoing examinations, I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals, and the conformity to original documents of all documents submitted to me as copies; the legal capacity of all natural persons; and that all applicable fiduciary duties have been satisfied. In making my examination of documents executed by parties other than the Company, I have assumed (i) that each other party has the power, authority and capacity to execute and deliver, and to perform and observe the provisions of, such documents; (ii) the due authorization by each such party of all requisite action and the due execution and delivery of such documents by each such party; and (iii) that such documents constitute the legal, valid and binding obligations of each such party. As to any facts material to the opinion expressed herein, I have relied upon statements and representations of officers and other representatives of the Company and public officials, and have conducted no special investigation of factual matters in connection with this opinion.

My examination of matters of law in connection with the opinion expressed herein has been limited to the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported judicial decisions, rules and regulations interpreting such law. I express no opinion with respect to the laws of any other jurisdiction, and I express no opinion herein concerning any other laws, rules or regulations (including, without limitation, the application of the securities or “blue sky” laws of any state to the offer and/or sale of the Shares).

Based upon my examinations, and the consideration of, and reliance upon, the documents and other matters described above, and assuming that:

(1)the Shares to be issued or sold in the future under the 2004 Plan will be duly issued or sold in accordance with the terms of the 2004 Plan and the terms of awards made under the 2004 Plan;

(2)the Company maintains an adequate number of authorized but unissued shares and/or treasury shares for issuance of Shares to be issued pursuant to awards granted under the 2004 Plan; and

(3)the lawful consideration for the Shares issued pursuant to the awards granted under the 2004 Plan is actually received by the Company as provided in the 2004 Plan and exceeds the par value of such Shares;

Denbury Resources Inc.
July 5, 2016

I am of the opinion that Shares issued or sold in accordance with the terms of the 2004 Plan and pursuant to awards made under and in accordance with the terms of the 2004 Plan will be legally issued, fully paid and nonassessable.

The opinion expressed herein is rendered pursuant to Item 601(b)(5)(i) of Regulation S-K under the Securities Act and may not be used or relied upon for any other purpose.

I hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

This opinion is rendered to you as of the date hereof, and I undertake no obligation to advise you of any change in any applicable law or in facts or circumstances which might affect any matters or opinions set forth herein.

Very truly yours,

/s/ James S. Matthews
James S. Matthews
Senior Vice President, General Counsel and Secretary